Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On May 7, 2026, Devon Energy Corporation, a Delaware corporation (“Devon”), completed the previously announced transaction with Coterra Energy Inc., a Delaware corporation (“Coterra”), pursuant to the Agreement and Plan of Merger, dated as of February 1, 2026 (the “Merger Agreement”), which provided for, among other things, the merger of Cubs Merger Sub, Inc., a Delaware corporation and a then direct, wholly owned subsidiary of Devon, with and into Coterra, with Coterra surviving as a direct, wholly owned subsidiary of Devon (the “merger”). As a result of the merger, each share of common stock of Coterra outstanding immediately prior to the effective time of the merger (other than certain excluded shares) was converted into the right to receive 0.70 shares of common stock of Devon and cash in lieu of fractional shares, as applicable (the “merger consideration”). Additionally, as a result of the merger, each outstanding equity award of Coterra was treated in accordance with the terms of the Merger Agreement.

The following unaudited pro forma combined financial statements (the “Pro Forma Financial Statements”) have been prepared from the respective historical consolidated financial statements of Devon and Coterra and give effect to the closing of the merger. The unaudited pro forma combined balance sheet (the “Pro Forma Balance Sheet”) is presented as if the merger had been completed on March 31, 2026. The unaudited pro forma combined statement of operations (the “Pro Forma Statements of Operations”) for the three months ended March 31, 2026 and the year ended December 31, 2025 is presented as if the merger had been completed on January 1, 2025.

The Pro Forma Financial Statements have been developed from and should be read in conjunction with:

•	the unaudited consolidated financial statements of Devon and related notes thereto included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026;

•	the audited consolidated financial statements of Devon and related notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2025;

•	the unaudited condensed consolidated financial statements of Coterra and related notes thereto included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026; and

•	the audited consolidated financial statements of Coterra and related notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2025.

The Pro Forma Financial Statements have been prepared to reflect adjustments to Devon’s historical consolidated financial information that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the Pro Forma Statement of Operations, expected to have a continuing impact on Devon’s results. Accordingly, the Pro Forma Financial Statements reflect the following:

•

the merger, using the acquisition method of accounting for business combinations, with Devon as the accounting acquirer and each share of Coterra common stock converted into 0.70 shares of Devon common stock;

•	the assumption of liabilities for expenses directly attributable to the merger; and

•	the conforming of Coterra’s historical amounts to Devon’s financial statement presentation and accounting policies, including reclassifications of certain line items for consistent presentation.

Under the acquisition method of accounting for business combinations, the merger consideration is allocated to the assets acquired and liabilities assumed by Devon in connection with the merger based on their estimated fair values. As of the date of this report, Devon has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the acquired Coterra assets and assumed liabilities. As soon as practicable, Devon will identify the Coterra assets acquired and liabilities assumed and make final determinations of their fair values using relevant information available at that time. As a result of the foregoing, the pro forma adjustments with respect to the merger are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The fair value of assets acquired and liabilities assumed upon completion of the final valuations may differ materially from the preliminary estimates presented in the Pro Forma Financial Statements.

Although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, the Pro Forma Financial Statements do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result after the merger and, accordingly, do not attempt to predict or suggest future results. Specifically, the Pro Forma Statements of Operations exclude projected synergies expected to be achieved as a result of the merger, as well as any associated costs that may be required to achieve such projected synergies. Further, the Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the merger.

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

MARCH 31, 2026

(IN MILLIONS)

	Historical			Transaction Accounting Adjustments
	Devon	Coterra	Total	Reclass(a)	Coterra Merger		Pro Forma Devon
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,815	$—	$1,815	$490	$—		$2,305
Cash and cash equivalents	—	485	485	(485)	—		—
Restricted cash	—	5	5	(5)	—		—
Accounts receivable	2,250	1,259	3,509	(269)	—		3,240
Income tax receivable	—	57	57	(57)	—		—
Inventory	319	38	357	—	—		357
Other current assets	378	124	502	99	—		601

Total current assets	4,762	1,968	6,730	(227)	—		6,503
Oil and gas property and equipment, net	23,912	—	23,912	21,140	12,550	(b)	57,602
Other property and equipment, net	1,686	—	1,686	1,039	—		2,725
Properties and equipment, net	—	22,179	22,179	(22,179)	—		—

Total property and equipment, net	25,598	22,179	47,777	—	12,550		60,327
Goodwill	753	—	753	—	—		753
Right-of-use assets	312	—	312	166	—		478
Investments	715	—	715	99	—		814
Other long-term assets	403	480	883	(307)	—		576

Total assets	$32,543	$24,627	$57,170	$(269)	$12,550		$69,451

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$975	$1,316	$2,291	$(744)	$—		$1,547
Revenues and royalties payable	1,678	—	1,678	475	—		2,153
Accrued liabilities	—	367	367	(367)	—		—
Interest payable	—	25	25	(25)	—		—
Short-term debt	999	250	1,249	—	—		1,249
Other current liabilities	1,082	—	1,082	392	—		1,474

Total current liabilities	4,734	1,958	6,692	(269)	—		6,423

Long-term debt	7,387	3,263	10,650	—	(19	)(b)	10,631
Lease liabilities	206	—	206	115	—		321
Asset retirement obligations	986	337	1,323	—	(212	)(b)	1,111
Other long-term liabilities	940	233	1,173	(115)	—		1,058
Deferred income taxes	2,862	3,722	6,584	—	2,940	(b)	9,524
Redeemable preferred stock	—	8	8	—	—		8
Stockholders’ equity:
Common stock	62	76	138	—	53	(c)	115
					76	(d)
Additional paid-in capital	5,316	7,823	13,139	—	24,894	(c)	30,210
					(7,823	)(d)
Retained earnings	10,171	7,193	17,364	—	(7,193	)(d)	10,171
Accumulated other comprehensive income (loss)	(121)	14	(107)	—	(14	)(d)	(121)

Total equity	15,428	15,106	30,534	—	9,841		40,375

Total liabilities and equity	$32,543	$24,627	$57,170	$(269)	$12,550		$69,451

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(IN MILLIONS)

	Historical			Transaction Accounting Adjustments
	Devon	Coterra	Total	Reclass(a)	Coterra Merger		Pro Forma Devon
Oil, gas and NGL sales	$2,977	$—	$2,977	$2,348	$—		$5,325
Oil	—	1,043	1,043	(1,043)	—		—
Natural gas	—	1,110	1,110	(1,110)	—		—
NGL	—	195	195	(195)	—		—
Oil, gas and NGL derivatives	(701)	—	(701)	(434)	—		(1,135)
Loss on derivative instruments	—	(434)	(434)	434	—		—
Other	—	33	33	(33)	—		—
Marketing and midstream revenues	1,531	—	1,531	23	—		1,554

Total revenues	3,807	1,947	5,754	(10)	—		5,744

Production expenses	894	—	894	627	—		1,521
Exploration expenses	25	5	30	11	—		41
Marketing and midstream expenses	1,547	—	1,547	12	—		1,559
Depreciation, depletion and amortization	904	555	1,459	(14)	240	(f)	1,685
Asset dispositions	1	—	1	3	—		4
General and administrative expenses	125	79	204	10	—		214
Financing costs, net	109	—	109	43	—		152
Restructuring and transaction costs	19	—	19	—			19
Direct operations	—	291	291	(291)	—		—
Gathering, processing and transportation	—	267	267	(267)	—		—
Taxes other than income	—	101	101	(101)	—		—
Loss on sale of assets	—	3	3	(3)	—		—
Interest expense	—	46	46	(46)	—		—
Interest income	—	(3)	(3)	3	—		—
Other, net	17	—	17	3	—		20

Total expenses	3,641	1,344	4,985	(10)	240		5,215

Earnings before income taxes	166	603	769	—	(240)		529
Income tax expense (benefit)	46	137	183	—	(55	)(g)	128

Net earnings	$120	$466	$586	$—	$(185)		$401

Net earnings per share:
Basic net earnings per share	$0.19						$0.35
Diluted net earnings per share	$0.19						$0.35
Weighted average shares outstanding:
Basic	616				532	(h)	1,148
Diluted	618				532	(h)	1,150

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(IN MILLIONS)

	Historical			Transaction Accounting Adjustments			Pro Forma Devon
	Devon	Coterra	Total	Reclass(a)	Coterra Merger
Oil, gas and NGL sales	$11,223	$—	$11,223	$7,176	$—		$18,399
Oil	—	3,699	3,699	(3,699)	—		—
Natural gas	—	2,633	2,633	(2,633)	—		—
NGL	—	844	844	(844)	—		—
Oil, gas and NGL derivatives	402	—	402	351	—		753
Gain on derivative instruments	—	351	351	(351)	—		—
Other	—	118	118	(118)	—		—
Marketing and midstream revenues	5,563	—	5,563	70	—		5,633

Total revenues	17,188	7,645	24,833	(48)	—		24,785

Production expenses	3,567	—	3,567	2,369	—		5,936
Exploration expenses	43	27	70	62	—		132
Marketing and midstream expenses	5,635	—	5,635	28	—		5,663
Depreciation, depletion and amortization	3,595	2,370	5,965	(75)	717	(f)	6,607
Asset impairments	254	—	254	—	—		254
Asset dispositions	(343)	—	(343)	(5)	—		(348)
General and administrative expenses	492	323	815	49	—		864
Financing costs, net	455	—	455	191	—		646
Restructuring and transaction costs	—	—	—	—	50	(e)	50
Direct operations	—	1,023	1,023	(1,023)	—		—
Gathering, processing and transportation	—	1,089	1,089	(1,089)	—		—
Taxes other than income	—	366	366	(366)	—		—
Gain on sale of assets	—	(5)	(5)	5	—		—
Interest expense	—	205	205	(205)	—		—
Interest income	—	(14)	(14)	14	—		—
Other income	—	(2)	(2)	2	—		—
Other, net	24	—	24	(5)	—		19

Total expenses	13,722	5,382	19,104	(48)	767		19,823

Earnings before income taxes	3,466	2,263	5,729	—	(767)		4,962
Income tax expense (benefit)	785	546	1,331	—	(176	)(g)	1,155

Net earnings	2,681	1,717	4,398	—	(591)		3,807
Net earnings attributable to noncontrolling interests	39	—	39	—	—		39

Net earnings attributable to Devon	$2,642	$1,717	$4,359	$—	$(591)		$3,768

Net earnings per share:
Basic net earnings per share	$4.18						$3.24
Diluted net earnings per share	$4.17						$3.23
Weighted average shares outstanding:
Basic	632				532	(h)	1,164
Diluted	633				532	(h)	1,165

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Devon and Coterra historical financial information have been derived from each respective company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 and Annual Report on Form 10-K for the year ended December 31, 2025. Certain of Coterra’s historical amounts have been reclassified to conform to Devon’s financial statement presentation. These Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes thereto of Devon and Coterra.

The Pro Forma Balance Sheet is presented as if the merger had been completed on March 31, 2026. The Pro Forma Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 are presented as if the merger had been completed on January 1, 2025.

The Pro Forma Financial Statements reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. Preliminary adjustments have been made that are necessary to present fairly the Pro Forma Financial Statements and are subject to change as additional information becomes available and as additional analysis is performed. The Pro Forma Financial Statements do not purport to represent what the combined company’s financial position or results of operations would have been if the merger had actually occurred on the dates indicated, nor are they indicative of Devon’s future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these Pro Forma Financial Statements.

Merger Consideration and Purchase Price Allocation

The transaction is accounted for using the acquisition method of accounting for business combinations, with Devon as the accounting acquirer. The allocation of the preliminary estimated purchase price with respect to the merger is based upon Devon’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2026 using currently available information. Because the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the combined company may be materially different from the pro forma amounts included herein. Devon expects to finalize the purchase price allocation as soon as practicable.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of Coterra’s identifiable assets acquired and liabilities assumed as of the closing date of the merger, which could result from changes in oil and natural gas commodity prices, reserve estimates, discount rates and other factors;

•	the tax bases of Coterra’s assets and liabilities as of the closing date of the merger; and

•	the factors described in the section entitled “Risk Factors” beginning on page 25 of Devon’s and Coterra’s joint proxy statement/prospectus related to the merger.

The preliminary value of the merger consideration and its allocation to the net assets acquired is as follows (in millions, except exchange ratio data):

Preliminary Purchase Price Allocation
Consideration:
Coterra common stock outstanding	759.4
Exchange Ratio	0.70

Devon common stock issued	531.6
Devon closing price on May 6, 2026	$46.60

Total common equity consideration	$24,772
Share-based replacement rewards	175

Total consideration	$24,947

Assets acquired:
Cash, cash equivalents and restricted cash	$490
Accounts receivable	990
Inventory	38
Other current assets	223
Oil and gas property and equipment, net	33,690
Other property and equipment, net	1,039
Right-of-use assets	166
Investments	99
Other long-term assets	173

Total assets acquired	$36,908
Liabilities assumed:
Accounts payable	572
Revenues and royalties payable	475
Short-term debt	250
Other current liabilities	392
Long-term debt	3,244
Lease liabilities	115
Asset retirement obligations	125
Other long-term liabilities	118
Deferred income taxes	6,662
Redeemable preferred stock	8

Total liabilities assumed	11,961

Net assets acquired	$24,947

Pro Forma Adjustments

The following adjustments have been made to the accompanying Pro Forma Financial Statements to give effect to the merger:

(a)	The following reclassifications conform Coterra’s historical financial information to Devon’s financial statement presentation:

Pro Forma Balance Sheet as of March 31, 2026

•

Current assets: Reclassification of $485 million cash and cash equivalents and $5 million restricted cash to cash, cash equivalents and restricted cash. Reclassification of $57 million of income tax receivable to other current assets. Reclassification of $269 million oil and gas revenue accrual from a gross presentation within accounts payable to a net presentation within accounts receivable.

•

Property and equipment: Reclassification of $22.2 billion of properties and equipment, net, to oil and gas property and equipment, net, for $21.1 billion and other property and equipment, net, for $1.0 billion.

•	Other long-term assets: Reclassification of $307 million from other long-term assets to right-of-use assets for $166 million, investments for $99 million and other current assets for $42 million.

•

Current liabilities: Reclassification of $475 million from accounts payable to revenues and royalties payable, and $269 million of oil and gas revenue accrual from a gross presentation within accounts payable to a net presentation within accounts receivable. Reclassification of $367 million of accrued liabilities and $25 million of interest payable to other current liabilities.

•	Other long-term liabilities: Reclassification of $115 million from other long-term liabilities to lease liabilities.

Pro Forma Statement of Operations for the Three Months Ended March 31, 2026

•

Revenues: Reclassification of $1.0 billion, $1.1 billion and $195 million of Coterra’s disaggregated oil, natural gas and NGL sales, respectively, to aggregated oil, gas and NGL sales. Reclassification of $434 million loss on derivative instruments to oil, gas and NGL derivatives. Reclassification of $33 million of other revenues to marketing and midstream revenues and production expenses for $23 million and $10 million, respectively.

•

Expenses: Reclassification of $281 million from direct operations expenses, $255 million from gathering, processing and transportation expenses and $101 million from taxes other than income to production expenses. Reclassification of $11 million from depreciation, depletion and amortization to exploration expenses. Reclassification of $12 million from gathering, processing and transportation expenses to marketing and midstream expenses. Reclassification of $46 million from interest expense and $3 million from interest income to financing costs, net. Reclassification of $3 million from loss on sale of assets to asset dispositions. Reclassification of $10 million from direct operations expenses to general and administrative expenses. Reclassification of $3 million from asset retirement obligation accretion expense included in depreciation, depletion and amortization to other, net.

Pro Forma Statement of Operations for the Year Ended December 31, 2025

•

Revenues: Reclassification of $3.7 billion, $2.6 billion and $0.8 billion of Coterra’s disaggregated oil, natural gas and NGL sales, respectively, to aggregated oil, gas and NGL sales. Reclassification of $351 million gain on derivative instruments to oil, gas and NGL derivatives. Reclassification of $118 million from other revenues to marketing and midstream revenues, production expenses and other for $70 million, $32 million and $16 million, respectively.

•

Expenses: Reclassification of $1.0 billion from direct operations expenses, $1.1 billion of gathering, processing and transportation expenses and $366 million of taxes other than income to production expenses. Reclassification of $62 million from depreciation, depletion and amortization to exploration expenses. Reclassification of $28 million of gathering, processing and transportation expenses to marketing and midstream expenses. Reclassification of $205 million from interest expense and $14 million from interest income to financing costs, net. Reclassification of $5 million gain on sale of assets to asset dispositions. Reclassification of $49 million from direct operations expenses to general and administrative expenses. Reclassification of $13 million from asset retirement obligation accretion expense included in depreciation, depletion and amortization and $2 million from other income to other, net.

(b)	These adjustments reflect the estimated fair value of Devon common stock of $24.8 billion allocated to the estimated fair values of the assets acquired and liabilities assumed as follows:

•	Total property and equipment, net: $12.6 billion increase in Coterra’s net book value of oil and gas properties.

•	Long-term debt: $19 million decrease in Coterra’s book value.

•	Asset retirement obligations: $212 million decrease in Coterra’s book value.

•	Deferred income taxes: $2.9 billion increase in deferred tax liabilities resulting from the fair value adjustments, calculated using the estimated blended statutory tax rate of 23%.

(c)	These adjustments reflect the increase in Devon common stock and additional paid-in capital resulting from the issuance of Devon common stock to Coterra stockholders to effect the transaction.

(d)	These adjustments reflect the elimination of Coterra’s historical equity balances.

(e)

This adjustment reflects the estimated transaction costs of $50 million ($39 million, net of tax) related to the merger, including financial advisory, banking, legal and accounting fees that are not capitalized as part of the transaction. These amounts and their corresponding tax effect have been reflected in the Pro Forma Statements of Operations.

(f)	These adjustments reflect the increase to depreciation, depletion and amortization expense resulting from the change in the basis of property and equipment.

(g)

Reflects the income tax benefit of $55 million for the three months ended March 31, 2026 and $176 million for the year ended December 31, 2025 on the pro forma adjustments, primarily incremental depreciation, depletion, and amortization, calculated using the estimated blended statutory tax rate of 23%.

(h)	These adjustments reflect Devon common stock issued to Coterra stockholders.